Exhibit 10.30

THIS DOCUMENT HAS BEEN REDACTED. CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE THAT YOU TREAT AS PRIVATE, PROPRIETARY, OR CONFIDENTIAL AND IS OTHERWISE SENSITIVE TO THE CONDUCT OF BUSINESS.

COMPANY SHARED

Kongsberg Maritime AS Deck Machinery and Motion Control Post office Box 1522 N-6025 ÅLESUND NORWAY Tel.: +4781520070, Fax: +47 70 20 86 00 www.kongsberg.com Enterprise no: NO 980371379 MVA

Commercial Offer

160552_3

LARS for AQ 2.0

Nauticus Robotics

COMPANY SHARED

KONGSBERG Maritime AS	LARS for AQ 2.0

Table of contents

1.	DEFINITION	3

2.	SCOPE OF SUPPLY	3

3.	DELIVERY	3

4.	PRICE	4

5.	PAYMENT TERMS	4

6.	OPTIONS	5

7.	COMMISSIONING	5

8.	WARRANTY PERIOD	6

9.	CLASS SURVEY	6

10.	GENERAL TERMS	6

11.	CONFIDENTIALITY	6

12.	VALIDITY OF OFFER	6

13.	APPENDICES	7

COMPANY SHARED

KONGSBERG Maritime AS	LARS for AQ 2.0

1.	DEFINITION

SUPPLIER: KONGSBERG Maritime AS

PURCHASER: Nauticus Robotics (“Purchaser”)

ADDRESS: 17146 Feathercraft Lane, Suite 450, Webster, TX 77598

ATTENTION: Steven Cowie

COPY: Todd Newell

DATE: 21.03.2022

REF. NO.: 160552_3

With reference to:

YOUR PROJECT NO.: LARS for AQ 2.0

OUR QUOTATION NO.: 160552_3

In response to your inquiry and our latest communication we have the pleasure to submit the following commercial offer:

2.	SCOPE OF SUPPLY

Two (2) LARS for AQ 2.0

The equipment above will, from here on out, be referred to as the “Equipment”.

The Equipment will be in accordance with the KONGSBERG “Technical Specifications” attached at Appendix 1.

3.	DELIVERY

The estimated delivery time is 10 months from signature of Contract – see attached document “160552 LARS for AQ 2.0 – Tender Plan”.

The delivery terms are FCA KONGSBERG manufacturing site in Europe, Incoterms 2010, KONGSBERG standard packing included. Partial delivery and trans-shipment is to be allowed at KONGSBERG’s sole discretion.

COMPANY SHARED

KONGSBERG Maritime AS	LARS for AQ 2.0

4.	PRICE

Total price for the Scope of Supply, ref clause 2:

The price(s) set out above is/are based on the delivery dates set out in Paragraph 2 (Delivery). For later delivery, KONGSBERG reserves the right to increase the price by 0.4% per commenced month. If the market price of a specific direct material increases more than this, KONGSBERG reserves, the right to increase the Contract price to cover the increased documented cost.

GLOBAL SUPPLY CHAIN CONSTRAINTS

Due to global market supply chain disruption factors including supply chain constraints on component availability, please note that the stipulated delivery/performance dates and quoted prices set out herein are indicative and may be amended. Kongsberg Maritime will make all reasonable commercial efforts to maintain the indicated delivery/performance dates and will keep the customer continuously informed to the best of its ability. Kongsberg Maritime do however not accept any liability for delay due to the current supply chain constraints. Kongsberg Maritime reserves the right to adjust the quoted prices if and to the extent that our calculations of the quoted prices would be directly impacted by the current supply chain constraints.

5.	PAYMENT TERMS

LC: Irrevocable Letter of credit (LC) in a format and from a bank acceptable to KONGSBERG shall be opened at least ninety (90) days prior to the delivery time of the Equipment.

30% of the total contract value by telegraphic transfer upon contract effectiveness.

70% of the total contract price of the goods shipped shall be paid through the LC, upon submission of documents to be specified in the contract.

COMPANY SHARED

KONGSBERG Maritime AS	LARS for AQ 2.0

If the Purchaser fails to provide the Letter of Credit as set out above, this shall be deemed as breach of the payment obligations in accordance with Clause 21 of Orgalime S2012.

6.	OPTIONS

To be offered upon request.

7.	COMMISSIONING

Kongsberg Maritime provides, at no extra cost, commissioning services of the equipment included in the Scope of Supply.

All commissioning services provided by Kongsberg Maritime will be subject to “KM DMMC Commissioning TCs”, attached as Appendix 3 hereto.

System	Commissioning and Harbour Acceptance Test	Sea trial
LARS 1

- 2 Field Service Engineers for 5 days

- Totally 10 man days (10 hours/day)

- 1 trip

Waiting/Idle time is not included and will be invoiced.

Living and lodging expenses for the period are included in the Price.

Not included
LARS 2

- 2 Field Service Engineers for 5 days

- Totally 10 man days (10 hours/day)

- 1 trip

Waiting/Idle time is not included and will be invoiced.

Living and lodging expenses for the period are included in the Price.

Not included

Above mentioned assistance is based on historical data and estimated to be sufficient under normal circumstances.

All Service Work not a part of Scope of Supply will be subject to Terms and Conditions as specified in separate agreed purchase order or variation order.

COMPANY SHARED

KONGSBERG Maritime AS	LARS for AQ 2.0

8.	WARRANTY PERIOD

Orgalime s2012 clause 27 first sentence shall be amended to read as follows:

The warranty period shall commence upon delivery of the Equipment according to the agreed INCOTERM, or if customer fails to take delivery according to contract when risk passes if this occurs first, and shall expire 18 months thereafter or 12 months after the shipyard’s delivery of the Vessel to the ship owner, whichever occurs first.

9.	CLASS SURVEY

The Equipment will be designed and certified in accordance with the requirements of “DNVGL-ST-0378 - Standard for offshore and platform lifting appliances” applicable at the date of this quotation.

10.	GENERAL TERMS

This quotation is subject to the terms and conditions stated in the Orgalime S2012 General conditions for the supply of mechanical, electrical and electronic products including KONGSBERG amendments thereto, as attached at Appendix 2.

11.	CONFIDENTIALITY

This quotation is between the Purchaser and KONGSBERG and may be unique to the Purchaser. The issuance of this quotation is conditional upon the Purchaser keeping the details of this quotation and its attachments confidential. If the Purchaser does not accept the quotation the Purchaser shall not use the details of this quotation or KONGSBERG’s name in furtherance of its business, or the business of anyone else, and shall delete and destruct any copies of it and its attachments, regardless of format.

12.	VALIDITY OF OFFER

This offer is valid for one month. Final contract is subject to approval by the KONGSBERG Contract Committee.

COMPANY SHARED

KONGSBERG Maritime AS	LARS for AQ 2.0

13.	APPENDICES

Appendix 1:	Technical Documents:
	160552-100012-PS_03	(Technical Specification)
	DMN000293413_A	(General Arrangement)
	DMN000293531_B	(Power & Control Cabinets)

160552 LARS for AQ 2.0 – Tender Plan

Appendix 2:	Orgalime S2012 with KM amendments to Orgalime S2012

Appendix 3:	KM DMMC Commissioning TCs Appendix 4: KM Europe DMMC P_E rates

We hope you will find our offer of interest and we are always at your service with further information if required.

Yours faithfully,

For KONGSBERG Maritime AS

ROBERT ANDRE BREIVIK

Senior Sales Manager – Subsea & SPV

Kongsberg Maritime AS

Deck Machinery & Motion Control

Mobile phone +47 97 56 92 21

robert.breivik@km.kongsberg.com